Exhibit 23.3

DEGOLYER AND MACNAUGHTON
500 1 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244

February 14, 2012

Venoco, Inc.

370 17th Street

Suite 3900

Denver, Colorado 80202

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton, to the inclusion of our Letter Report, dated January 26, 2012, as attached as Exhibit 99.1 to the Annual Report on Form 10-K of Venoco, Inc., and to the inclusion of information from “Appraisal Report as of December 31, 2011 on Certain Properties owned by Venoco, Inc.” “Appraisal Report as of December 31, 2010 on Certain Properties owned by Venoco, Inc.”, and “Appraisal Report as of December 31, 2009 on Certain Properties owned by Venoco, Inc.” (Our Reports) in the sections “Business and Properties,” “Oil and Natural Gas Reserves,” “Controls Over Reserve Report Preparation, Technical Qualifications and Technologies Used,” and “Supplemental Information on Oil and Natural Gas Exploration, Development and Production Activities (Unaudited)” in the Annual Report on Form 10-K of Venoco, Inc. We also consent to the incorporation by reference of information from our Reports in the Registration Statements on Form S-3 (No. 333-166361) and Form S-8 (No. 333-159401) and Form S-8 (No. 333-156116).

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716